Exhibit 99.1

Genasys Inc. Announces Daniel H. McCollum

Leaves Board of Directors to Join Strategic Advisory Board

SAN DIEGO, CA – November 15, 2021 – Genasys Inc. (NASDAQ: GNSS), the global leader in critical communications systems and solutions that help protect and keep people safe, announced that effective November 11, 2021, Daniel H. McCollum resigned from the Board of Directors (Board) and all Board committees on which he serves, and joined the Company's Strategic Advisory Board (Advisory Board).

"Dan's contributions to Genasys and the Board have been significant and impactful," said Richard S. Danforth, Chief Executive Officer of Genasys Inc. "Since Dan joined the Board in 2016, the first three acquisitions in the Company's history were made, three critical communications software solutions launched (Genasys Emergency Management (GEM), National Emergency Warning Systems (NEWS), and Zonehaven), revenue grew at a double digit CAGR, and the share price increased more than 225%.

"The addition of Dan and General Coburn to the Advisory Board further augments the extensive industry knowledge and experience we will continue to utilize in growing revenue and enhancing shareholder value," added Mr. Danforth.

"Over the last six years, the Board hired a new management team and worked with management to increase acoustic hailing device revenue, identify and vet software acquisition candidates, and successfully compete in the large and growing mass notification, public safety, and critical event communications markets," said Mr. McCollum. "I look forward to working with the Advisory Board and management on continuing to grow the Company’s business opportunities, markets and revenue."

About Genasys Inc.

Genasys™ is a global provider of critical communications systems and solutions that help protect and keep people safe. Genasys provides a multichannel approach to deliver geo-targeted alerts, notifications, instructions and information before, during and after public safety threats and critical business events. The Company's unified critical communications platform includes Genasys Emergency Management (GEM) software-as-a-service, Integrated Mass Notification Systems (IMNS), Zonehaven™ emergency evacuation resources, National Emergency Warning Systems (NEWS), LRAD® long-range voice broadcast systems, and more.

Genasys systems are in service in more than 100 countries in a range of diverse applications, including public safety, emergency warning, mass notification, critical event management, defense, law enforcement, homeland security, and other applications. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation the business impact of health crises or outbreaks of disease, such as epidemics or pandemics and how they may affect our supply chain, and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contact

Kimberly Rogers

Hayden IR

ir@genasys.com